EXHIBIT 23.4


          CONSENT OF SMITH, LANGE & PHILLIPS LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports listed below, with respect to the financial statements of ASPECT, INC. included in the Registration Statement (Form S-3 No. 333_____) and related Prospectus of Sylvan Learning Systems, Inc.


COMPANY NAME:     Smith, Lange & Phillips LLP

                  /s/ Smith, Lange & Phillips LLP
                  _______________________________
COUNTRY:          U.S.A.
DATE:             May 13, 1999